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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

                  [LETTERHEAD OF JONES, JENSEN & COMPANY, LLC]

     We have issued our report dated March 12, 1998 accompanying the financial statements of Nutronics International, Inc., contained in the Annual Report on Form 10-KSB (the "10-KSB") for Trimol Group, Inc., a Delaware corporation (the "Company") (formerly known as Nutronics International, Inc.) for the year ended December 31, 1997. We consent to the use of the aforementioned report in the 10-KSB and to the use of our name as it appears therein.

                                          /s/ JONES, JENSEN & COMPANY, LLC

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                                          Salt Lake City, Utah
                                          April 14, 1998